Exhibit 5.1

Ardagh Metal Packaging S.A.
Société anonyme
56, rue Charles Martel
L-2134 Luxembourg
Grand Duchy of Luxembourg

(the “Addressee” and “Company”)

Luxembourg, 8 August 2022

O/Ref.:	KPA/CIB
Re:	Berlin - Legal Opinion – Post-Effective Amendment n° 2 to Form F-1 on Form F-3 Registration Statement

Ladies and Gentlemen,

1.            We have acted as Luxembourg counsel to the Company, a société anonyme organised under the laws of Luxembourg with registered office at 56, rue Charles Martel, L-2134 Luxembourg, Grand Duchy of Luxembourg, registered with the Registre de Commerce et des Sociétés in Luxembourg (the “RCS”) under number B 251.465, in connection with the registration statement on Form F-3 to be filed on 8 August 2022 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”) relating to the registration of:

(i) the 496,275,894 shares with a nominal value of EUR 0.01 each which represent currently issued ordinary shares by the Company registered under the Registration Statement (each an “Existing Share” and together the “Existing Shares”) and

(ii) the up to 16,749,984 new shares with a nominal value of EUR 0.01 each (each a “Warrant Share” and together the “Warrant Shares”) that may be issued by the Company in the future upon the exercise of the following warrants converted in accordance with the SPAC Warrant Amendment (as defined below):

(a) 6,250,000 warrants previously issued to Gores Sponsor V LLC, a Delaware limited liability company (collectively, the “Private Warrants”), to purchase shares of Gores Holdings V, Inc.’s, a Delaware corporation (the “SPAC”) common stock, par value $0.0001 per share (“Common Stock”), simultaneously with the closing of the SPAC’s

ELVINGER HOSS PRUSSEN, société anonyme | Registered with the Luxembourg Bar | RCS Luxembourg B 209469 | VAT LU28861577

2, place Winston Churchill | B.P. 425 | L-2014 Luxembourg | Tel: +352 44 66 440 | Fax: +352 44 22 55 | www.elvingerhoss.lu

initial public offering (the “Public Offering”) (including the partial exercise of the underwriters’ over-allotment option), with each Private Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share, subject to adjustments, and

(b) 10,499,984 warrants previously issued to public investors in the Public Offering (collectively, the “Public Warrants” together with the Private Warrants, the “Warrants”) to purchase shares of Common Stock, with each Public Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share, subject to adjustments.

2.	For the purpose of this opinion, we have reviewed the following documents:

2.1	a copy of an executed version of a State of New York law governed warrant agreement dated 10 August 2020 between the SPAC as issuer of warrants (the “SPAC Warrants”) and Continental Stock Transfer & Trust Company (“Continental”) as warrant agent (the “SPAC Warrant Agreement”);

2.2	an e-mail scanned executed copy of an assignment, assumption and amendment agreement between the Company, the SPAC and Continental amending the terms of the SPAC Warrants (the “SPAC Warrant Amendment” and together with the SPAC Warrant Agreement, the “Warrant Agreements”) pursuant to which each Warrant that was outstanding immediately prior to the Merger Effective Time (as this term is defined in a State of Delaware law governed business combination agreement (the “Business Combination Agreement”) dated 22 February 2021 and entered into between, among others, the Company, the SPAC and Ardagh MP MergeCo Inc., a Delaware corporation (the “Delaware Sub”) as amended and restated pursuant to the amendment to business combination agreements dated 5 March 2021 and 18 May 2021) ceased to represent a right to acquire the number of shares of SPAC Class A Common Stock set forth in such SPAC Warrant and was converted in accordance with the terms of such SPAC Warrant Amendment, at the Merger Effective Time, into a right to acquire one Warrant Share in the Company on substantially the same terms (but with such changes as introduced by the SPAC Warrant Amendment) as were in effect immediately prior to the Merger Effective Time under the terms of the SPAC Warrant Agreement;

2.3	an e-mailed copy of the Registration Statement dated 8 August 2022;

2.4	an e-mailed copy of an executed version of the extract of the resolutions of the board of directors of the Company (the “Board of Directors”) held on 22 February 2021 and dated 18 March 2021 approving inter alia the issuance of certain Existing Shares and the issuance of the Warrants (the “Extract of the Resolutions”);

2.5	an e-mailed copy of an executed version of the minutes of the extraordinary general meeting of the shareholders of the Company dated 8 July 2022 (the “EGM”);

2.6	the notarial deed of record recording the issuance of certain preferred shares in the Company dated 11 July 2022 (the “Deed of Record ”);

2.7	an email scanned copy of the Company's consolidated articles of association (statuts) dated 11 July 2022 (the “Consolidated Articles”);

2.8	a copy of the (Luxembourg) register of registered shares of the Company dated 8 August 2022 and showing the issue of the Existing Shares (the “Register”);

2.9	an electronic certificat de non-inscription d’une décision judiciaire (certificate as to the non-inscription of a court decision) issued by the RCS dated 8 August 2022 (the “RCS Certificate”) certifying that as of 7 August 2022 no Luxembourg court decision as to inter alia the faillite (bankruptcy), concordat préventif de faillite (moratorium), gestion contrôlée (controlled management), sursis de paiement (suspension of payments) or liquidation judiciaire (compulsory liquidation), and no foreign court decision as to faillite, concordat or other analogous procedures which have to be filed with the RCS in accordance with the law of 19 December 2002 on, inter alia, the RCS (the “Fileable Foreign Proceedings”) have been filed with the RCS in respect of the Company; and

2.10	an electronic excerpt issued by the RCS in relation to the Company dated 8 August 2022 (the “Excerpt”).

The documents listed under paragraphs 2.1 through 2.10 are hereinafter referred to as the “Documents”.

Except for the Documents, we have not, for the purposes of this opinion, examined any other document even if referred to or annexed as schedules or exhibits to the Documents and entered into by or affecting the Company.

3.            We made an enquiry on the website of the Bar of Luxembourg (Barreau de Luxembourg) (www.barreau.lu) on 8 August 2022 at between 10:17 a.m. and 10:18 a.m. (CEST) as to whether a faillite (bankruptcy) ruling has been issued against the Company by a court in Luxembourg and we also made an enquiry in relation to the Company on the website of the RCS on 8 August 2022 at between 10:16 a.m. and 10:17 a.m. (CEST) as to whether a faillite (bankruptcy), gestion contrôlée (controlled management), sursis de paiement (suspension of payments), concordat préventif de la faillite (composition with creditors), liquidation judiciaire (compulsory liquidation) rulings, a decision of liquidation volontaire (voluntary liquidation) or any similar Fileable Foreign Proceedings, or a decision appointing an administrateur provisoire (interim administrator) had been filed with the RCS with respect to the Company (together, the “Searches”). At the time of the relevant Search, no court ruling declaring the Company subject to faillite (bankruptcy), gestion contrôlée (controlled management), sursis de paiement (suspension of payments), concordat préventif de la faillite (composition with creditors), liquidation judiciaire (compulsory liquidation), or appointing an administrateur provisoire (interim administrator), and no similar Fileable Foreign Proceedings or decision of liquidation volontaire (voluntary liquidation) were on file with the RCS. The Searches are subject to disclaimers on the relevant websites and do not reveal whether any such court ruling has been rendered, any such proceedings or Fileable Foreign Proceedings commenced or decision taken which has not yet been registered or filed or does not yet appear on the relevant websites, or whether steps have been taken to declare the Company subject to any of the above proceedings or to decide a liquidation volontaire (voluntary liquidation), and the results of the Searches set out in this paragraph are qualified accordingly.

We have not made any enquiries or searches (whether within this firm or otherwise) except as set forth above.

4.             The present opinion relates only to the laws of Luxembourg as they are in force and are construed at the date hereof in prevailing published court precedents. We neither express nor imply any view or opinion on and/or in respect of the laws of any jurisdiction other than Luxembourg, and have made no investigation on any other law (including without limitation the laws or acts referred to in the Documents (other than Luxembourg law)) which may be relevant to any of the Documents submitted to us or the opinions herein contained. We express no opinion as to any matter of fact or the accuracy of any financial calculation or determination.

5.             For the purpose of rendering this opinion, we have assumed and have not verified independently:

(i)	that each signature (whether manuscript or electronic) is the genuine signature of the individual concerned and was affixed or inserted by such individual concerned or authorised to be inserted in the relevant document by the individual concerned;

(ii)	that copy documents or the forms of documents provided to us are true copies of, or in the final form of, the originals;

(iii)	the legal capacity and legal right under all relevant laws and regulations of all individuals signing the Warrant Agreements or who give information on which we rely;

(iv)	that each person expressed to be a party to the Warrant Agreements (other than the Company) is duly incorporated and organised, validly existing under the laws of its jurisdiction of incorporation and/or the jurisdiction of its principal place of business and/or its central administration, and is fully qualified, licensed and empowered to own its assets and carry on its business in each jurisdiction in which it owns assets and carries on business;

(v)	that the Warrant Agreements are within the capacity and powers of, and have been validly authorised, executed and delivered by or on behalf of all relevant parties (other than the Company) and constitute the legal, valid, binding and enforceable obligations of all relevant parties in accordance with its terms under all applicable laws;

(vi)	that all authorisations and consents of any country (other than the Grand Duchy of Luxembourg) which may be required in connection with the execution, delivery and performance of the Warrant Agreements have been or will be obtained;

(vii)	that the Excerpt and the Certificate are correct, complete and up-to-date;

(viii)	that the Extract of the Resolutions is a true record of the proceedings described therein, that the Extract of the Resolutions accurately reflects the resolutions of the Board of Directors of the Company validly approved at a quorate meeting which has been duly convened and remains in full force and effect without modification;

(ix)	that the EGM reflects resolutions of the shareholders of the Company that have been duly passed, are accurate, complete, have not been amended or rescinded and are in full force and effect;

(x)	that the Deed of Record is up-to-date, accurate, complete, has not been amended or rescinded and is in full force and effect;

(xi)	that the Consolidated Articles are complete and accurate and have not been amended or rescinded ad are in full force and effect;

(xii)	that the Register is complete, accurate and up to date;

(xiii)	that there are and have been no dealings between the parties which affect the Warrant Agreements;

(xiv)	that the Company derives an economic and commercial benefit (intérêt social) from the entering into and performance of the Warrant Agreements;

(xv)	that there are no provisions of the laws of any jurisdiction outside Luxembourg which would have a negative impact on the opinions we express in this legal opinion. Specifically, we have made no independent investigation of the laws of the State of Delaware or the State of New York;

(xvi)	that none of the parties to the Warrant Agreements has acted or will act with a view to defraud third parties’ (including creditors’) rights;

(xvii)	that the Warrant Agreements have the same meaning under the laws by which it is governed as it would have if it were interpreted under Luxembourg law by a Luxembourg court;

(xviii)	that the Company has its central administration, within the meaning of the Luxembourg law of 10 August 1915 on commercial companies, as amended and the centre of its main interests, within the meaning of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast), in Luxembourg; and

(xix)	that the merger between the Delaware Sub as absorbed company and the SPAC as absorbing company is effective in accordance with the Business Combination Agreement and the applicable laws and regulations of the State of Delaware.

6.            Based on the Documents and subject to the above as well as the reservations set out below and to any matters or documents not disclosed to us, we are of the following opinion:

6.1	The Company is a public limited liability company (société anonyme) incorporated and existing under the laws of Luxembourg. The Consolidated Articles currently provide for an unlimited duration.

6.2.	The Existing Shares have been validly issued and are fully paid and non-assessable (which term when used herein means that no further sums are required to be paid to the Company by the holders thereof in connection with the issue of the Existing Shares).

6.3.	The Company has the corporate authority to enter into and execute the SPAC Warrant Amendment and has authorised and approved the entering into and the execution of the SPAC Warrant Amendment.

6.4.	The Warrant Shares subscribed and issued in accordance with the Warrant Agreements and the Registration Statement following exercise of the Warrants (if and when exercised in accordance with their terms under the Warrant Agreements), will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid to the Company by the holders thereof in connection with the issue of the Warrant Shares).

7.            This opinion is subject to the following qualifications:

7.1.	The opinions stated herein are subject to all limitations resulting from any laws from time to time in effect relating to faillite (bankruptcy), gestion contrôlée (controlled management), sursis de paiement (suspension of payments), concordat préventif de la faillite (composition with creditors), liquidation, suretyship and all other similar laws affecting creditors’ rights generally.

7.2.	Our opinion as to the existence of the Company is based solely on the Searches, the Consolidated Articles, the Excerpt and the Certificate.

7.3.	The corporate or other documents (including, but not limited to, the notice of a bankruptcy or liquidation ruling or a dissolution resolution, the notice of the appointment of an insolvency receiver or liquidator or other similar officer) of or with respect to the Company may not be held at the RCS immediately and there may be a delay in the relevant document appearing on the file of the Company.

7.4.	Other than expressly opined on herein (and subject to the assumptions and reservations herein), we express no opinion on the accuracy of, nor whether any party has complied with, any representations, warranty, covenant or undertakings made by or concerning any party to the Documents save and insofar as the matters warranted are the subject matter of specific opinions herein.

7.5.	Other than expressly opined on herein (and subject to the assumptions and reservations herein), we express no opinion on the validity or enforceability against all relevant parties of the Registration Statement in accordance with their respective terms under all relevant laws.

7.6.	We express no opinion on taxation, accounting or regulatory matters.

7.7.	We express no opinion on any documents referred to in the Registration Statement, but not specifically examined by us.

7.8.	The admissibility in evidence of the Registration Statement before a Luxembourg court or another Luxembourg public authority (autorité constituée) may require a complete or partial translation of the Registration Statement into French or German.

7.9.	The EGM, the Deed of Record and the Consolidated Articles will only be enforceable against third parties after they have been published in the Luxembourg Recueil électronique des sociétés et associations, except where such third parties have knowledge thereof, whereas third parties may however rely thereon prior to such publication. For the fifteen days following the publication, the EGM, the Deed of Record and the Consolidated Articles will not be enforceable against third parties who prove that it was impossible for them to have knowledge thereof.

8.            This opinion is given on the basis that there will be no amendments to or termination or replacement of any of the documents, authorisations and consents referred to above. This opinion is governed by and based upon Luxembourg laws in existence as at the date hereof and as applied by the Luxembourg courts, published and presently in effect. We undertake no responsibility to notify the Addressee of this opinion of any change in the laws of Luxembourg or their construction or application after the date of this opinion. This opinion is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matters. In this opinion Luxembourg legal concepts are translated into English terms and not in their original French terms used in Luxembourg laws. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion is governed by Luxembourg law and the Luxembourg courts shall have exclusive jurisdiction thereon.

9.            It is understood that this opinion is to be used solely in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose without our prior written consent.

10.          We hereby consent to the filing of this opinion as Exhibit 5.1 to the report on Form F-3 filed by the Company and incorporated by reference into the Registration Statement and to the use of our name in the Registration Statement under the heading "Legal Matters", as Luxembourg counsel for the Company. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission referred to thereunder.

Yours sincerely,

ELVINGER HOSS PRUSSEN
société anonyme

/s/ Karl Pardaens
Karl Pardaens
Partner

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